EXHIBIT 10.24

                             URSTADT BIDDLE PROPERTIES INC.

                AMENDED AND RESTATED RESTRICTED STOCK AWARD PLAN




1.  Purposes
    This Amended and Restated Restricted Stock Award Plan (the "Plan") amends and restates the Urstadt Biddle Properties Inc. Amended and Restated Restricted Stock Award Plan dated December 9, 1999 (the "First Amended Plan") which amended the Urstadt Biddle Properties Inc. Restricted Stock Award Plan, dated March 12, 1997 (the "Original Plan"). The purposes of the Plan are to promote the long-term growth of Urstadt Biddle Properties Inc. (the "Company") by attracting, retaining and motivating executive management and non-employee directors possessing outstanding ability and to further the identity of Participants' interest with those of the shareholders of the Company through stock ownership opportunities.

2.  Definitions
    The following terms shall have the following meanings:

|_| "Award" means an award of Restricted Stock granted under the provisions of the Plan.

|_| "Board" means the Board of Directors of Urstadt Biddle Properties Inc.

|_| "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

|_| "Committee" means the Compensation Committee of the Board of Directors appointed to administer the Plan.

|_| "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

|_| "Company" means Urstadt Biddle Properties Inc.

|_| "Disability" means total and permanent disability.

|_| "Participant" means an employee or non-employee Director of the Company who is selected by the Committee to participate in the Plan.

|_| "Restricted Period" means the period of time during which an Award to Participant(s) remains subject to the Restrictions imposed on the Shares as determined by the Committee.

|_| "Restrictions" mean the restrictions and conditions imposed on an Award as determined by the Committee, which must be satisfied in order for a Participant to become vested in an Award.

|_| "Restricted Stock" means an award of Shares on which is imposed a Restriction Period.

|_| "Restricted Stock Award Date" means the date on which the Committee awarded
    Restricted Stock to a Participant.

|_| "Retirement" means, with respect to employee Participants, termination from active employment with the Company at any time after attaining the age of sixty-five (65) years and, with respect to non-employee Director Participants, expiration of the term of service on the Board by reason of the Participant's failure to be elected to the Board pursuant to a regular election or his or her decision not to stand for re-election to the Board.

|_| "Share" means a share of Common Stock or Class A Common Stock, as determined by the Committee.
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3.  Effective Date Of The Plan
    The effective date of the Original Plan was March 12, 1997. The effective date of this Amended and Restated Restricted Stock Award Plan was December 11, 2001; provided, however, that the provisions of Section 5 of the Plan which increased the number of Shares which may be issued or transferred under the Plan became effective on March 10, 2004.

4.  Administration Of The Plan
    The Plan shall be administered by the Compensation Committee of the Board, comprised of persons who are "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission. If no such Committee shall be in office, the Plan shall be administered by the Board.

    The Committee shall have complete and discretionary authority to (a) select Participants, (b) determine the Award to be granted to a selected Participant, (c) determine the time or times when Awards will be granted,
    (d) determine the time or times and the conditions subject to which Awards may become vested or Restrictions will lapse, (e) interpret and construe the Plan and the rights of a Participant to an Award and make determinations, subject to the provisions of the Plan, in the best interests of the Company and its shareholders.

    The Committee may delegate nondiscretionary administrative duties under the Plan to one or more agents (e.g. attorneys, consultants, etc.) or officers as it deems necessary and advisable at the expense of the Company.

    Any power which may be exercised by the Committee may also be exercised by the Board. No member of the Committee or the Board shall be personally liable for any action taken or determination made in good faith with respect to the Plan or its administration. All decisions made by the Committee as administrators of the Plan shall be conclusive and binding upon all persons and the Company.

5.  Shares Subject To Plan
    The maximum number of shares of Restricted Stock which may be issued or transferred under the Plan is 1,650,000, of which 350,000 shares shall be Common Stock, 350,000 shares shall be Class A Common Stock and 950,000 shares, at the discretion of the Committee, shall be any combination of Common Stock or Class A Common Stock. Any shares of Restricted Stock which have been awarded, but are later forfeited to the Company, will again be available for Awards under the Plan.

    The Stock which may be issued or transferred under the Plan may be authorized but unissued Shares or Shares acquired by the Company and held in its Treasury as determined by the Committee.

6.  Grant Of Restricted Stock Awards
    The Committee shall from time to time, in its discretion, (i) select Participants from (a) management personnel who have significant responsibility for the growth and profitability of the Company and (b) non-employee Directors of the Company, including members of the Committee,
    (ii) determine the number and class of Shares to be granted by each Award and (iii) establish the applicable terms of each such Award. An Award granted to a non-employee Director of the Company shall be held by such non-employee Director for a period of at least six (6) months following the date of grant.

7.       Award Agreement
    Each Restricted Stock Award shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain the terms and conditions established by the Committee.

8.  Terms Of Restricted Stock Awards
    Subject to the provisions of the Plan, the Committee shall determine:

|_| The terms and conditions of the Award Agreement, including whether an Award shall consist of Common Stock, Class A Common Stock, or both;

|_| The Restricted Period of the Award; and
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|_| The Restrictions applicable to an Award, including, but not limited to employment status and director tenure rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

    The Committee may, in its discretion, determine that the issuance of stock certificates representing the Restricted Stock Awards be held in custody by the Company until the Restrictions lapse.

    The Participant may, in the discretion of the Committee, receive any dividends, taxable at that time as ordinary income, and other distributions paid with respect to any Award(s), as declared and paid to shareholders during the Restricted Periods.

    Upon the lapse of Restrictions, the value of the Restricted Stock will be taxable as ordinary income. At the Committee's discretion, an arrangement may be made by the Company to assist the Participant in meeting the withholding taxes required by federal, state and local authorities.

9.  Termination Of Employment During Restricted Period
    In the event that during the term of the Restricted Period a Participant's status as an employee or non-employee Director of the Company terminates:

|_| for any reason other than death, Disability or Retirement, such Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,

|_| by reason of death or Disability, the Restrictions on any and all Awards shall lapse on the date of such termination; or,

|_| by reason of Retirement, all Awards continue to vest as if Retirement had not occurred until such time as the Restrictions lapse; provided, however, that if any such retired Participant, prior to the completion of any or all Restricted Periods, accepts employment or provides services to any organization other than the Company that is engaged in the ownership and/or management or brokerage of shopping centers in The New York - Northern New Jersey - Long Island, NY-NJ-CT-PA, Metropolitan Statistical Area as defined by the Bureau of Labor Statistics, the Participant will forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed.

10. Change-Of-Control

    The Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction upon the occurrence of a "change-of-control" as defined by any one of the following events:
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    (a) any Person who becomes the owner of 10% or more of the Company's total combined voting power of the total amount of outstanding Shares and, thereafter, individuals who were not Directors of the Company prior to the date such Person became such a 10% owner are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors; or

    (b) there occurs a change-of-control of the Company of a nature that would be required to be reported in response to Item la of Form 8-K pursuant to
    Section 13 or 15 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other filing by the Company with the Securities and Exchange Commission (the "Commission"); or

    (c) there occurs any solicitation of proxies by or on behalf of any Person other than the Directors of the Company and thereafter individuals who were not Directors prior to the commencement of such solicitation are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors; or

    (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that:

         (i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another corporation or other entity; and

         (ii) individuals who are Directors of the Company when such agreement is executed shall not constitute a majority of the Directors or board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d), that if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change-of-Control shall not be deemed to have taken place unless and until such approval is secured.

11. Compliance With Securities And Exchange Commission Requirements
    No certificate for Shares distributed under the terms of the Plan shall be executed and delivered to the Participant until the Company shall have taken any action then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act or any other applicable laws and requirements.

12. Amendment And Termination
    The Committee and/or Board may, at any time or from time to time, modify or amend the Plan in any respect, except that without shareholder approval (subject to Section 13 hereof), the Committee and/or Board may not increase the maximum number of shares of Restricted Stock which may be Awarded under this Plan. Any modification, amendment or termination of the Plan shall not, without the consent of a Participant, affect his/her rights under an Award previously granted to a Participant.

13. Adjustments.
    If the Company subdivides its outstanding Shares into a greater number of Shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, merger, business combination, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and class of Shares which thereafter may be awarded under the Plan, and (ii) the number and class of Shares subject to outstanding Awards, provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Participant in connection with any adjustment made pursuant to this Section 13.